Exhibit (h)(1)(vii)

AMENDMENT

To Transfer Agency and Service Agreement

between

Each of the Entities Listed on Appendix A

and

Boston Financial Data Services, Inc.

This Amendment is made as of this 23rd day of April, 2014 between each of the investment companies listed below and Boston Financial Data Services, Inc. (the ‘Transfer Agent”). In accordance with Section 15.1 (Amendment) and Section 16 (Additional Funds/Portfolios) of the Transfer Agency and Service Agreement between the Funds and the Transfer Agent dated as of October 1, 2005, as amended (the “Agreement”), the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Appendix A. Appendix A to the Agreement is superseded and replaced with Appendix A dated April 23, 2014 and attached hereto.

2.	All defined terms and definitions in the Agreement shall be the same in this amendment (the “Amendment”) except as specifically revised by this Amendment.

3.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

NATIXIS FUNDS TRUST I
NATIXIS FUNDS TRUST II
NATIXIS FUNDS TRUST IV
LOOMIS SAYLES FUNDS I
LOOMIS SAYLES FUNDS II
GATEWAY TRUST	BOSTON FINANCIAL DATA SERVICES,
HANSBERGER INTERNATIONAL SERIES	INC.

By:	/s/ Michael Kardok	By:	/s/ Richard J. Johnson
Name:	Michael Kardok	Name:	Richard J. Johnson
Title:	Treasurer	Title:	Managing Director

APPENDIX A

Funds and Portfolios

Dated: April 23, 2014

Natixis Funds Trust I, a business trust organized under the laws of the Commonwealth of Massachusetts

CGM Advisor Targeted Equity Fund

Loomis Sayles Core Plus Bond Fund

Natixis Diversified Income Fund

Natixis Oakmark International Fund

Natixis U.S. Equity Opportunities Fund (£‘k/a Natixis U.S. Multi-Cap Equity Fund)

Vaughan Nelson Small Cap Value Fund

Natixis Funds Trust II, a business trust organized under the laws of the Commonwealth of Massachusetts

ASG Diversifying Strategies Fund

ASG Global Alternatives Fund

ASG Managed Futures Strategy Fund

ASG Tactical U.S. Market Fund

Loomis Sayles Capital Income Fund

Loomis Sayles Emerging Markets Opportunities Fund

Loomis Sayles Senior Floating Rate and Fixed Income Fund

Loomis Sayles Strategic Alpha Fund (f/k/a Loomis Sayles Absolute Strategies Fund)

McDonnell Intermediate Municipal Bond Fund

Natixis Oakmark Fund (f/k/a Harris Associates Large Cap Value Fund)

Vaughan Nelson Value Opportunity Fund

Vaughn Nelson Select Fund

Natixis Funds Trust N, a business trust organized under the laws of the Commonwealth of Massachusetts

AEW Real Estate Fund

Loomis Sayles Funds I, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Bond Fund

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Bond Fund

Loomis Sayles Investment Grade Fixed Income

Fund Loomis Sayles Securitized Asset Fund

Loomis Sayles Small Cap Value Fund

APPENDIX A

Funds and Portfolios

Dated: April 23, 2014

(continued)

Loomis Sayles Funds II, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Global Equity and Income Fund

Loomis Sayles Growth Fund

Loomis Sayles High Income

Fund Loomis Sayles International Bond Fund

Loomis Sayles Investment Grade Bond Fund

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Strategic Income Fund

Loomis Sayles Value Fund

Gateway Trust, a business trust organized under the laws of the Commonwealth of Massachusetts

Gateway Fund

Gateway International Fund

Hansberger International Series, a business trust organized under the laws of the Commonwealth of Massachusetts

Hansberger International Growth Fund